                                                                   EXHIBIT 10.29

                                        ----------------------------------------
                                        PORTIONS DENOTED WITH [***] HAVE BEEN
                                        OMITTED AND FILED SEPARATELY WITH THE
                                        SECURITIES AND EXCHANGE COMMISSION
                                        PURSUANT TO A REQUEST FOR CONFIDENTIAL
                                        TREATMENT.
                                        ----------------------------------------

                            VOLUME PURCHASE AGREEMENT

     This Volume Purchase Agreement ("VPA"), dated as of June 6, 2005 (the "EFFECTIVE DATE"), is made by and between Komag USA (Malaysia) Sdn., a Malaysia unlimited liability company ("KOMAG"), Komag, Incorporated, a Delaware Corporation ("Komag Inc."), and Western Digital Technologies, Inc., a Delaware corporation ("WDC").

                                   BACKGROUND

     A. WDC desires to purchase, and Komag desires to sell to WDC, certain Media Products in accordance with the terms of this VPA.

     B. WDC and Komag previously executed a Volume Purchase Agreement effective as of April 8, 1999 and amendments thereto (collectively, the "ORIGINAL VPA"), and the parties now desire to terminate the Original VPA and enter into a new agreement for the purchase and sale of Media under the terms and conditions provided in this VPA.

     NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, the parties agree as follows:

                             ARTICLE 1: DEFINITIONS

     For the purposes of this VPA, unless the context otherwise requires, the following terms will have the respective meanings set out below and grammatical variations of such terms will have corresponding meanings:

     1.1 "AAA" has the meaning set forth in Section 6.2.1.

     1.2 "AFR" [***].

     1.3 "AFFILIATE" of a party means any entity that directly or indirectly controls, is under common control with, or is controlled by, such party. As used in this definition, "control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through beneficial ownership of securities or other ownership interests, by contract or otherwise).

     1.4 "CHANGE OF CONTROL" has the meaning set forth in Section 12.5.

     1.5 "COMPONENT" means a component of a WDC product.

     1.6 "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 11.1.

     1.7 "DAYS" means consecutive calendar days.

                                        ----------------------------------------
                                        PORTIONS DENOTED WITH [***] HAVE BEEN
                                        OMITTED AND FILED SEPARATELY WITH THE
                                        SECURITIES AND EXCHANGE COMMISSION
                                        PURSUANT TO A REQUEST FOR CONFIDENTIAL
                                        TREATMENT.
                                        ----------------------------------------

     1.8 "DEFECT" has the meaning set forth in Section 5.5.1.

     1.9 "DELIVERY DATE" or "SCHEDULED DELIVERY DATE" means the date of delivery of Products as specified in Pull Requests.

     1.10 "DISCLOSING PARTY" has the meaning set forth in Section 11.1.

     1.11 "DISENTANGLEMENT" has the meaning set forth in Section 9.4.1.

     1.12 "EFFECTIVE DATE" has the meaning set forth in the opening paragraph of this VPA.

     1.13 "EPIDEMIC FAILURE" has the meaning set forth in Section 8.4.

     1.14 "EXCHANGE ACT" has the meaning set forth in Section 12.5.

     1.15 "EXHIBIT" means an attachment to this VPA that is referenced in
Section 2.4. Exhibits are incorporated herein by reference thereto.

     1.16 "FGI" has the meaning set forth in Section 5.1.

     1.17 "FIRST EXECUTIVE CONFERENCE" has the meaning set forth in Section
12.4.

     1.18 "FISCAL QUARTER" means the fiscal quarters of WDC set forth on EXHIBIT A.

     1.19 "FORCE MAJEURE EVENT" means an act of nature, civil disruption, power outage, public enemy, government action, or freight embargo beyond the control of a party.

     1.20 "HDDS" means hard disk drives.

     1.21 "INITIAL TERM" has the meaning set forth in Section 9.1.

     1.22 "JIT HUBS" has the meaning set forth in Section 5.3.

     1.23 "KOMAG GROUP" means Komag Inc. and all of its subsidiaries.

     1.24 "KOMAG SHORTFALL" has the meaning set forth in Section 4.3.2.

     1.25 "KOMAG SHORTFALL REMEDY TRIGGER" has the meaning set forth in Section 4.3.3.

     1.26 "LEAD TIME" means, for purposes of this VPA, the minimum length of time prior to a specific Delivery Date that Komag must receive a Pull Request to ensure delivery by such date, not to exceed 8 hours.

     1.27 "MANUFACTURING LOT" means Product manufactured during a continuous time period of not less than [***].

     1.28 "MATERIAL DEFAULT" shall mean the occurrence of any of the following, provided that in the event any of the following conditions are cured within the time periods set forth therein, then no Material Default shall have occurred:

          1.28.1 Failure of Komag to deliver (subject to the conditions and requirements of Sections 4.3.2 and 6.7) in a given Fiscal Quarter the Purchase Requirements during the applicable Fiscal Quarter, or the failure of Komag to accept a valid and compliant Purchase Order in accordance with Section 5.2.2 (but subject to Section 5.5), and the failure by Komag to remedy such condition within ten (10) business days after Komag has received notice thereof (which notice must explicitly assert the existence and the nature of such condition under this Section 1.28.1);

          1.28.2 Failure of WDC (subject to the conditions and requirements of Sections 4.3 and 5.5.1) to timely issue valid and compliant Purchase Orders pursuant to Section 5.2.1(a) or WDC's cancellation of such Purchase Orders, and the failure by WDC to cure such breach within ten (10) business days after WDC has received notice of such default (which notice must explicitly assert the existence and the nature of such condition under this Section 1.28.2);

          1.28.3 Other than (i) a failure of Komag under Section 1.28.1 above,
(ii) a failure of WDC under Section 1.28.2 above and (iii) a breach of a payment obligation of WDC under Section 6.6, a material breach by either party of any obligation, covenant, or condition under this Agreement that is susceptible of cure, and the failure by the breaching party to cure such breach within thirty
(30) Days after the breaching party has received notice of such default (which notice must explicitly assert the existence and the nature of such condition under this Section 1.28.3), provided that if the cure requires more than thirty
(30) Days, a Material Default will be deemed to exist if the breaching party fails to (i) promptly take action to cure such breach as quickly as reasonably possible; or (ii) cure such breach within sixty (60) Days after the breaching party has received notice of such default;

          1.28.4 A failure of WDC to meet its payment obligations under Section 6.6, subject to the late payment procedures set forth in Section 6.7; or

          1.28.5 An assignment or attempted assignment in violation of Section 12.5.

     1.29 "MEDIA" means recording disks, manufactured by any entity, as used in data storage devices.

     1.30 "MEDIATOR" has the meaning set forth in Section 12.4.2.

     1.31 "NEW CAPACITY" means the increase in media capacity by Komag in connection with this Agreement.

     1.32 "NEXT FISCAL QUARTER" has the meaning set forth in Section 6.1.3.

     1.33 "OFFSET" has the meaning set forth in Section 6.5.4.

     1.34 "OVERDUE" has the meaning set forth in Section 6.6.

     1.35 "PRICE" OR "PRICES" means the amount(s) charged for Products, as specified in Section 6.1.

     1.36 "PRODUCT" means the Media manufactured by Komag.

     1.37 "PROGRAM" means a WDC product classification, currently including, for example, "Hawk" and "Buccaneer" disk drives. A Program may include various capacities, numbers of disks per drive, drive performance specifications, or drive interfaces (such as SATA or PATA).

     1.38 "PROHIBITED ASSIGNEE" has the meaning set forth in Section 12.5.

     1.39 "PULL REQUEST" means a request made by WDC to Komag for delivery of Product(s) to WDC from a JIT Hub.

     1.40 "PURCHASE ORDER" means a purchase order placed by WDC or any subsidiary of WDC to Komag for Products as contemplated by this VPA.

     1.41 "PURCHASE REQUIREMENTS" has the meaning set forth in Section 4.1.1.

     1.42 "RECEIVING PARTY" has the meaning set forth in Section 11.1.

     1.43 "SECOND TERM" has the meaning set forth in Section 9.1.

     1.44 "SECTION" means a numbered section of this VPA.

     1.45 "SPECIFICATIONS" means designs, drawings, prints and written descriptions, specification reviews and requirements for Products that have been developed by WDC and Komag as of the date of this VPA, or which may be developed by WDC and Komag during the term of this VPA.

     1.46 "STOP SHIP ORDER" means a stop ship order under WDC's established stop ship procedure as set forth in EXHIBIT C.

     1.47 "TOLLING PERIOD" has the meaning set forth in Section 12.2.

     1.48 "UNIT" means a single Product.

     1.49 "UNIT SHORTFALL" has the meaning set forth in Section 5.5.1.

     1.50 "VPA" means this Volume Purchase Agreement, including the Exhibits.

     1.51 "WDC SHORTFALL REMEDY TRIGGER" has the meaning set forth in Section 5.5.1.2.

                        2 ARTICLE 2: AGREEMENT STRUCTURE

     2.1 BACKGROUND. Each party agrees to diligently cooperate with the other party to accomplish the objectives of this VPA.

     2.2 AGREEMENT COMPONENTS. This VPA consists of this VPA (including its Exhibits), Purchase Orders and Pull Requests. If there is a conflict among the terms and conditions of the various documents or an ambiguity created by differences therebetween, the order of precedence will be (i) this VPA (excluding its Exhibits), (ii) the Exhibits, and (iii) the Purchase Orders and Pull Requests.

     2.3 PURCHASE ORDER. Purchase Orders will be used to convey the Price and number of Units, and accordingly Purchase Orders must contain the following:
Komag-designated part number, Price, Units ordered, customer name, ship to address (destination), bill to address, and Purchase Order number. The parties acknowledge that such Purchase Orders, as well as confirming documents, acknowledgments, forms, invoices and the like used in the ordinary course of business may contain other terms and conditions. The parties agree that this VPA will take precedence over any such document or other communication, representation or understanding whether oral or written and that any term or condition relating to the subject matter of this VPA that is inconsistent with this VPA (whether in contradiction to, in addition to, or that would result in any ambiguity with respect to any term or condition in this VPA) will be deemed deleted and be of no force, including, but not limited to, any term or condition purporting to supersede this VPA in whole or in part or purporting to make any offer, acceptance, term, condition or other action conditional upon acceptance of, or indicating agreement to, any inconsistent term or condition. The foregoing may not be modified or waived except by written agreement of the parties, specifically referencing this VPA, and signed by officers of both parties. The parties agree that, without limiting Section 12.1, the foregoing shall not be superseded, altered, or overridden by any provision in the Uniform Commercial Code as it may have been adopted by any competent jurisdiction.

     2.4 EXHIBITS. The following Exhibits are incorporated into this VPA by reference and deemed to be a part hereof:

     Exhibit A: WDC Fiscal Quarters

     Exhibit B: Current Prices and Sample Prices

     Exhibit C: Stop Ship Order Procedure

     Exhibit D: Progress Milestones

     Exhibit E: Warranty Verification and Disposition Flow Chart

     Exhibit F: Volume/Purchase Requirements

               3 ARTICLE 3: PRODUCT QUALIFICATION AND DEVELOPMENT

     3.1 QUALIFICATION PROCESS. Each of the parties shall use commercially reasonable efforts to qualify and to keep qualified Komag's Products on at least one Program at all times. Such efforts will require qualification of Products in combination with other Components (such as multiple combinations of Media and recording heads), as well as the subsequent qualification of WDC's disk drives incorporating such combinations at each WDC customer. Subject to Section 4.3, WDC agrees that Product qualifications must include sufficient WDC Programs, Component combinations and customers to allow WDC to meet its Purchase Requirements for Products under this VPA, taking into account that a Product may fail to qualify in a Program or Components combination, or for a WDC customer, from time-to-time.

     3.2 QUALIFICATION LOCATIONS. Following the Effective Date, Komag intends to manufacture Products under this Agreement at factory locations in Penang, Malaysia.

               4 ARTICLE 4: PRODUCT PURCHASE AND SALE COMMITMENTS

     4.1 VOLUME.

          4.1.1 Subject to Section 4.3, Komag agrees that it shall supply to WDC, and WDC agrees that it shall purchase from Komag, at the volumes of Product set forth in EXHIBIT F (the "PURCHASE REQUIREMENTS").

          4.1.2 In an effort to bring the New Capacity up to its operational capacity as soon as is practicable to both (a) satisfy the Purchase Requirements and (b) maximize the availability of Product for WDC beyond the Purchase Requirements for each Fiscal Quarter, Komag shall use commercially reasonable efforts and assign all commercially reasonable resources to (1) expedite the completion of the New Capacity and the qualification of Products for WDC and (2) maximize the utilization of New Capacity and existing capacity to improve yields. WDC shall cooperate in good faith with Komag and provide all commercially reasonable assistance necessary to help achieve such goals. The parties shall meet regularly to review, develop and update plans and review progress toward goals. Komag and WDC agree that it is their mutual intent that, if Komag produces any Products, other than sample Products, from the New Capacity in excess of Purchase Requirements, such excess shall be offered to WDC for purchase.

     4.2 [intentionally omitted]

     4.3 EXCEPTIONS AND QUALIFICATIONS TO PURCHASE REQUIREMENTS.

          4.3.1 Provided that Komag remains qualified on a Program pursuant to which WDC may be able to use quantities of Products, the purchase of which would be sufficient to satisfy the Purchase Requirements of Section 4.1, then WDC must (to the extent commercially and economically reasonable) first satisfy its Purchase Requirements with purchases of Products for such Programs.

                                        ----------------------------------------
                                        PORTIONS DENOTED WITH [***] HAVE BEEN
                                        OMITTED AND FILED SEPARATELY WITH THE
                                        SECURITIES AND EXCHANGE COMMISSION
                                        PURSUANT TO A REQUEST FOR CONFIDENTIAL
                                        TREATMENT.
                                        ----------------------------------------

          4.3.2 If Komag (a) does not deliver the Purchase Requirements due to failure of a Product or Products to qualify for a particular Program or Programs; (b) fails to deliver the Purchase Requirements due to a Stop Ship Order where WDC reasonably and in good faith concludes after consultation with Komag that the Products do not meet the Specifications; or (c) refuses or is unable to deliver Products to satisfy duly accepted Purchase Orders in quantities equal to (i) a minimum of [***] percent [***]%) of the Purchase Requirements for each of the first two months of the then applicable Fiscal Quarter and (ii) [***] percent [***]%) of the Purchase Requirements by the end of the eleventh (11th) week of the applicable Fiscal Quarter and (iii) [***] percent [***]%) of the Purchase Requirements by the end of the last week of the applicable Fiscal Quarter; then WDC shall notify Komag of such condition and give Komag five (5) business days to remedy the condition before electing a remedy in accordance with Section 4.3.3; provided, however , in the case of clause (a), (b) and (c) of this Section 4.3.2, if the difference between actual Komag Product deliveries and the Purchase Requirements for a Fiscal Quarter (the "KOMAG SHORTFALL") is not more than [***] percent [***]%) of the Purchase Requirements for such Fiscal Quarter, Komag may increase the Purchase Requirement for the subsequent Fiscal Quarter by a number of Units equal to the Komag Shortfall, and no breach of Section 4.1.1 shall have occurred (it being understood that if Komag fails to make up the full Komag Shortfall in the subsequent Fiscal Quarter, WDC may freely elect its remedies pursuant to Section 4.3.3 and this
               VPA).

          4.3.3 In the event that (A) Komag does not make up the Komag Shortfall in the immediately following Fiscal Quarter, or (B) the Komag Shortfall is more than [***] percent [***]%) of the Purchase Requirements for any Fiscal Quarter (each a "KOMAG SHORTFALL REMEDY TRIGGER"), then WDC and Komag shall meet to discuss an amicable resolution and allocation of the Purchase Requirements, which shall be set forth in writing and reference this VPA, and in the event that such resolution has not been reached within five (5) business days of WDC's notice to Komag of the Komag Shortfall Remedy Trigger, then WDC shall then be entitled at its sole discretion to elect the following remedies:

               4.3.3.1 continue under the terms of this VPA and reduce the
                    Purchase Requirements for the relevant Fiscal Quarter and make allocations to and purchase Units from other suppliers (it being understood that WDC's election to reduce the Purchase Requirements shall not result in a permanent reduction to such Purchase Requirements for

                                        ----------------------------------------
                                        PORTIONS DENOTED WITH [***] HAVE BEEN
                                        OMITTED AND FILED SEPARATELY WITH THE
                                        SECURITIES AND EXCHANGE COMMISSION
                                        PURSUANT TO A REQUEST FOR CONFIDENTIAL
                                        TREATMENT.
                                        ----------------------------------------

                    future Fiscal Quarters unless otherwise mutually agreed in writing); or

               4.3.3.2 continue under the terms of this VPA and allow Komag to increase the Purchase Requirements for the subsequent Fiscal Quarter (and for that Fiscal Quarter only) by a number of Units equal to the Komag Shortfall (it being understood that if Komag fails to make up the full Komag Shortfall in the subsequent Fiscal Quarter, WDC may freely elect its remedies pursuant to this Section 4.3.3 and this VPA); or

               4.3.3.3 terminate this VPA in accordance with Section 9.2; and/or

               4.3.3.4 take the Offset under Section 6.5.4 below.

     4.4 ADDITIONAL DEMAND. WDC may, but will not be obligated to, request that Komag provide Units in excess of the Purchase Requirements. Purchase Orders for such additional Units may be issued, pursuant to Section 5.2.1(b), at any time by WDC, but will be subject to acceptance by Komag in its sole discretion. Pricing and other terms for such excess Units shall be subject to good faith negotiations between the parties.

                    5 ARTICLE 5: PURCHASE OF PRODUCTS BY WDC

     5.1 FORECASTS AND PLANNING SCHEDULES. WDC shall provide to Komag a current written forecast of demand for Products WDC expects to purchase during the first twelve (12) months of the term of this VPA, which forecast shall include the Purchase Requirements for each Fiscal Quarter and may include forecasts for additional Product needs. Thereafter during the term of this VPA, on a monthly basis, WDC shall provide an updated forecast for any quantities of such Product WDC expects to purchase in the following twelve (12) months, which forecast shall include the Purchase Requirements for each Fiscal Quarter and may include forecasts for additional product needs. The most recently issued forecast will supersede all previous forecasts. No more than five (5) business days from receipt of each of the monthly WDC forecasts, Komag shall confirm supply for a rolling three-month period (current month plus two), provided, however, that if such monthly forecast fails to include quantities for delivery in each month equal to a minimum of [***] percent [***]%) of the Purchase Requirements for each of the first two months of the then applicable Fiscal Quarter and (ii) [***] percent [***]%) of the Purchase Requirements by the end of the eleventh
(11th) week of the applicable Fiscal Quarter and (iii) [***] percent [***]%) of the Purchase Requirements by the end of the last week of the applicable Fiscal Quarter, then Komag may reject such forecast upon written notice to WDC and allow WDC five (5) business days to modify and re-issue such forecast. During the term of this VPA on a monthly basis, Komag shall provide to WDC a current written summary of the Product finished goods inventory ("FGI") intended for WDC. This summary shall list by Komag manufacturing site and JIT Hub location the amounts and types of FGI being held by Komag for each of WDC's Programs.

                                        ----------------------------------------
                                        PORTIONS DENOTED WITH [***] HAVE BEEN
                                        OMITTED AND FILED SEPARATELY WITH THE
                                        SECURITIES AND EXCHANGE COMMISSION
                                        PURSUANT TO A REQUEST FOR CONFIDENTIAL
                                        TREATMENT.
                                        ----------------------------------------

     5.2 ISSUING PURCHASE ORDERS AND PULL REQUESTS.

          5.2.1 At least [***] Days before the beginning of each Fiscal Quarter, WDC (a) shall submit to Komag a Purchase Order for such Fiscal Quarter for all Units WDC must purchase pursuant to the Purchase Requirements of Section 4.1 and (b) may submit to Komag a Purchase Order for additional demand, pursuant to Section 4.4, for all Units WDC has forecasted it may require in excess of its Purchase Requirements during such Fiscal Quarter.

          5.2.2 With respect to Purchase Orders issued in full compliance with
               Section 2.3, no more than two (2) business days after receipt of each such Purchase Order, Komag shall issue an acceptance of the Purchase Order in writing confirming the quantity and other terms thereof; provided, however, that if such Purchase Orders include quantities that are inconsistent with the Purchase Requirements or do not meet the requirements of Section 2.3, Komag shall follow the procedures and remedies set forth in Section 5.5.

          5.2.3 With respect to Purchase Orders issued pursuant to clause (b) of
               Section 5.2.1, no more than two (2) business days after receipt of each such Purchase Order, Komag shall confirm or reject the Purchase Order in writing to WDC. Failure of Komag to accept or reject the Purchase Order in writing within such two business day period shall be deemed acceptance of such Purchase Order by Komag.

          5.2.4 WDC shall transmit a Pull Request by facsimile or other agreed upon means to communicate to Komag, at the applicable JIT Hub, the part number, quantity, delivery location and Delivery Date and time of each Product required. WDC's transmission of a Pull Request is authorization for Komag to deliver Product to WDC against the Purchase Order for the part numbers and quantities set forth in the Pull Request. Komag shall deliver Product from the applicable JIT Hub upon receipt of a Pull Request in accordance with applicable Lead Times. WDC and Komag shall, prior to the commencement of each Fiscal Quarter, establish mutually acceptable Lead Times for Pull Requests, which Lead Times shall in no event exceed eight hours.

     5.3 KOMAG PRODUCTION AND INVENTORY. During the term of this VPA, WDC will be issuing forecasts and Purchase Orders and Komag will be producing FGI to meet the Purchase Requirements. WDC's forecast for a certain Fiscal Quarter is not, and should not be deemed to be, a commitment by WDC to buy a specific amount of Product in a specific period of time. Komag will use just-in-time delivery hubs located at or near WDC's manufacturing or distribution facilities in Malaysia and Thailand ("JIT HUBS") with respect to its obligations to provide the Purchase Requirements. Komag will: (i)

                                        ----------------------------------------
                                        PORTIONS DENOTED WITH [***] HAVE BEEN
                                        OMITTED AND FILED SEPARATELY WITH THE
                                        SECURITIES AND EXCHANGE COMMISSION
                                        PURSUANT TO A REQUEST FOR CONFIDENTIAL
                                        TREATMENT.
                                        ----------------------------------------

bear all costs associated with warehousing Products in the JIT Hub(s); (ii) ensure that WDC may withdraw Products from the JIT Hub(s) in accordance with the terms of this VPA; (iii) retain title to Products until they are physically delivered to WDC or its carrier upon withdrawal from the JIT Hub(s); (iv) fully insure or require the JIT Hub operator to fully insure all Products in transit to or stored at a JIT Hub against all risk of loss or damage until such time as WDC takes title to them; and (v) require that the JIT Hub operator take all steps necessary to protect all Products in a JIT Hub consistent with good commercial warehousing practice. Provided that Komag has confirmed its acceptance of a Purchase Order, Komag shall, promptly after the Effective Date and at all times during the term of this VPA, establish and maintain sufficient inventory for each Program at each JIT Hub in order to be able to deliver the Purchase Requirements in accordance with the terms of this VPA.

     5.4 END OF LIFE. WDC shall use commercially reasonable efforts to notify Komag as soon as possible before the termination of each Program.

     5.5 LIABILITY ON CANCELLATION OR DEFICIENT ISSUANCE OF A PURCHASE ORDER.

          5.5.1 Section 5.2.1(a) Purchase Orders.

               5.5.1.1 WDC must issue a Purchase Order for Units of Product equal to the Purchase Requirements in each Fiscal Quarter pursuant to Section 5.2.1(a). In the event that WDC fails to
                    (i) timely issue such Purchase Order, (ii) cancels such Purchase Order in writing or (iii) deficiently issues such Purchase Order (such that the aggregate number of Units requested in a given Fiscal Quarter is less than the Purchase Requirements (such shortfall in the number of Units, the "UNIT SHORTFALL"), and each of (i), (ii) or
                    (iii), a "DEFECT"), Komag may elect a remedy in accordance with Section 5.5.1.2, provided, however, that prior to taking any of the foregoing actions, Komag must (a) give WDC written notice of the Defect and give WDC a single five (5) business day period to correct such Defect and issue or re-issue such Purchase Order, and the time requirement for issuing such Purchase Order set forth in Section 5.2.1 shall be extended accordingly, and (b) if WDC's Unit Shortfall in a given Fiscal Quarter is not greater than [***] percent [***]%) of its Purchase Requirements for that Fiscal Quarter, then WDC may increase the Purchase Requirement for the subsequent Fiscal Quarter by a number of Units equal to the Unit Shortfall, and no breach of Section 4.1.1 shall have occurred (it being understood that if WDC fails to make up the full Unit Shortfall in the subsequent Fiscal Quarter, Komag may freely elect its remedies pursuant to Section
                    5.5.1.2 and this VPA).

                                        ----------------------------------------
                                        PORTIONS DENOTED WITH [***] HAVE BEEN
                                        OMITTED AND FILED SEPARATELY WITH THE
                                        SECURITIES AND EXCHANGE COMMISSION
                                        PURSUANT TO A REQUEST FOR CONFIDENTIAL
                                        TREATMENT.
                                        ----------------------------------------

               5.5.1.2 In the event that (A) WDC fails to make up the full Unit
                    Shortfall for a Fiscal Quarter in the following Fiscal Quarter, or (B) the Unit Shortfall in any given Fiscal Quarter is more than [***] percent [***]%) of the Purchase Requirements for such Fiscal Quarter (each a "WDC SHORTFALL REMEDY TRIGGER"), then WDC and Komag shall meet to discuss an amicable resolution and allocation of the Purchase Requirements, which shall be set forth in writing and reference this VPA, and in the event that such resolution has not been reached within five (5) business days of Komag's notice to WDC of the WDC Shortfall Remedy Trigger, then Komag shall then be entitled at its sole discretion to elect the following remedies:

                    5.5.1.2.1 terminate this VPA in accordance with Section 9.2;
                         or

                    5.5.1.2.2 waive the breach and continue under the terms of this VPA and reduce the Purchase Requirements on a going-forward basis by the amount of the Unit Shortfall, which capacity Komag may use for any other purpose it elects, including manufacturing Products to sell to third party purchasers (it being understood that Komag's election to reduce the Purchase Requirements shall result in a permanent reduction to such Purchase Requirements for future Fiscal Quarters unless otherwise mutually agreed in writing); or

                    5.5.1.2.3 waive the breach and continue under the terms of this VPA and allow WDC to increase the Purchase Requirement for the subsequent Fiscal Quarter by a number of Units equal to the Unit Shortfall (it being understood that if WDC fails to make up the full Unit Shortfall in the subsequent Fiscal Quarter, Komag may freely elect its remedies pursuant to this Section
                         5.5.1.2 and this VPA).

          5.5.2 WDC shall not be responsible for any liabilities associated with the cancellation of any 5.2.1(a) or 5.2.1(b) Purchase Order, except for the cost of materials unique to WDC Specifications purchased by Komag that Komag cannot cancel, return to its supplier for credit, sell or divert to another use.

                                        ----------------------------------------
                                        PORTIONS DENOTED WITH [***] HAVE BEEN
                                        OMITTED AND FILED SEPARATELY WITH THE
                                        SECURITIES AND EXCHANGE COMMISSION
                                        PURSUANT TO A REQUEST FOR CONFIDENTIAL
                                        TREATMENT.
                                        ----------------------------------------

                6 ARTICLE 6: PRICE AND PAYMENT TERMS FOR PRODUCTS

     6.1 PRODUCT PRICING. All Prices shall be in U.S. Dollars.

          6.1.1 CURRENT PRICES. The current Unit Prices that WDC will pay for Products purchased during the first Fiscal Quarter pursuant to this VPA are in U.S. Dollars and set forth in EXHIBIT B (the "PRICES"). The Prices for such Products are subject to adjustment following the First Quarter in accordance with Section 6.1.3.

          6.1.2 [***]. In the event that WDC elects to challenge the pricing of the Products under this Section 6.1.2, the parties shall follow the procedures set forth in Section 6.2.2 below.

          6.1.3 NEW PRODUCTS. The parties agree to negotiate in good faith to set the Prices for any new Products or any development Products under any Program. Such negotiations must commence on a date beginning no later than fifty (50) Days before the beginning of the Fiscal Quarter following the then current fiscal quarter (the "NEXT FISCAL QUARTER") and the parties must conclude such negotiations no later than twenty (20) Days before the beginning of the Next Fiscal Quarter. Komag shall, no later than nineteen
               (19) Days before the beginning of the next Fiscal Quarter, notify WDC of the mutually agreed-upon Prices applicable to the Next Fiscal Quarter by means of a pricing letter. Notwithstanding the foregoing, the parties agree that the review of such Prices shall not require the parties to modify any of the non-price terms of this VPA. In the event the parties fail to conclude their negotiations by the twentieth (20th) Day preceding the Next Fiscal Quarter, each party agrees to enter into the binding dispute resolution procedures set forth in Section 6.2 and to conclude such binding dispute resolution at least five (5) Days prior to the beginning of the Next Fiscal Quarter.

     6.2 PRICING DISPUTES.

          6.2.1 In the event the parties cannot agree upon pricing as described in Section 6.1.2 or Section 6.1.3, either party may, upon written notice to the other, submit such dispute to the Chief Executive Officer of Komag and the Chief Operating Officer of WDC, or their respective designees, who shall meet to attempt to resolve the dispute by good faith negotiations. In the event the parties are unable to come to agreement upon Prices within five (5) Days after such notice is given, either party may proceed with arbitration as follows. The parties will submit the matter of pricing to binding arbitration in San Francisco, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). Each party shall appoint one arbitrator, and

                                        ----------------------------------------
                                        PORTIONS DENOTED WITH [***] HAVE BEEN
                                        OMITTED AND FILED SEPARATELY WITH THE
                                        SECURITIES AND EXCHANGE COMMISSION
                                        PURSUANT TO A REQUEST FOR CONFIDENTIAL
                                        TREATMENT.
                                        ----------------------------------------

               the two arbitrators thus appointed will appoint a third arbitrator. The parties shall instruct the arbitrators to make a determination of pricing using the standards set forth in Section 6.1, but in no event outside of the range of the "bid" and "asked" prices established by the respective positions of the parties in the last good faith negotiations prior to referral to arbitration. The parties shall also instruct them to come to a decision within fifteen (15) Days after submission of the dispute to arbitration. During the pendency of such arbitration, the Prices in the Purchase Order for the Fiscal Quarter before the arbitration shall remain in effect, and WDC shall issue, and Komag shall accept, the Purchase Order for the applicable Fiscal Quarter with such price (it being understood that such prices will be adjusted retroactively if required in accordance with the resolution of the pricing dispute). If a price change is awarded, the party, if any, which owes a balance shall pay such balance; and in the event such party fails to pay such balance within ten
               (10) Days after the date of the award, interest will accrue beginning ten (10) Days after the date of the award, at the maximum rate permitted by law in California. Each party shall bear its own arbitration costs and expenses; provided, however, that the arbitrators may modify the allocation of fees, costs and expenses in the award in those cases where fairness dictates other than each party bearing its own fees, costs and expenses. The award shall be final and binding on the parties, and judgment on the award may be entered in and enforced by any court of competent jurisdiction.

          6.2.2 AUDIT RIGHTS. With respect to [***] Section 6.1.2, WDC may appoint an independent auditor (reasonably acceptable to Komag) to validate Komag's records [***] and such auditor's report may be admissible in the arbitration proceeding.

     6.3 TAXES AND DUTIES. Unless otherwise specifically provided herein, the amount of any present or future sales, revenue, excise or other tax applicable to the Products, will be added to the Price and will be paid by WDC, or in lieu thereof WDC shall provide Komag with a tax exemption certificate acceptable to the taxing authorities. In the event Komag is required to pay any such tax, fee, or charge, at the time of sale or thereafter, WDC shall reimburse Komag therefor. Notwithstanding the foregoing, WDC will not be responsible for any taxes on Komag's income.

     6.4 TAX MINIMIZATION. The parties acknowledge that Komag's Malaysian manufacturing operations, including the tax holiday status of such operations, provide a path to the industry's lowest cost structure. To ensure that both parties derive benefit from this advantageous manufacturing location, the parties shall adopt business practices (e.g. sales terms, title passage, importer of record, and warehousing practices) that

                                        ----------------------------------------
                                        PORTIONS DENOTED WITH [***] HAVE BEEN
                                        OMITTED AND FILED SEPARATELY WITH THE
                                        SECURITIES AND EXCHANGE COMMISSION
                                        PURSUANT TO A REQUEST FOR CONFIDENTIAL
                                        TREATMENT.
                                        ----------------------------------------

maximize the benefits of Komag's tax holiday position in Malaysia to the extent not inconsistent with WDC's reasonable business objectives.

     6.5 INVOICES. For shipments through Komag's designated JIT Hub, Komag shall invoice WDC upon delivery of Product to the delivery location indicated on the Pull Request. For shipments direct to WDC, Komag will invoice upon shipment. Terms for payment of all invoices will be net [***] Days from date of invoice; after such date the amount becoming "OVERDUE". In the event payment is not received by Komag within such period, Komag shall notify WDC and WDC shall make prompt payment of the amount then Overdue pursuant to Section 6.6 below. WDC will be liable for interest on any Overdue payment under any such invoice, up to the maximum legal rate in the State of California. Notwithstanding the foregoing, payment terms shall be payment in advance in the event of the bankruptcy or insolvency of WDC or in the event any proceeding is brought (a) voluntarily by WDC under the bankruptcy or insolvency laws; or (b) involuntarily against WDC under the bankruptcy or insolvency laws, and not dismissed within ninety (90) Days.

     6.6 LATE PAYMENTS. If (a) WDC's account with Komag becomes Overdue with respect to any specific invoice in any amount by more than seven (7) Days; (b) WDC fails to timely make any payment as required under Exhibit B; or (c) if WDC's account with Komag becomes Overdue in excess of the greater of (i) [***] and (ii) [***]% of WDC's total accounts receivable balance under this VPA by more than [***] Days; then Komag may immediately discontinue shipping Products upon [***] Days' advance written notice to WDC and opportunity for WDC to cure within such [***] Day Period. Units that Komag does not ship in accordance with this Section 6.6 shall not count towards the Units purchased by WDC to fulfill its Purchase Requirements, until such Units are shipped by Komag. The parties agree that a senior officer designated by each party will meet to resolve any issues relating to Overdue amounts. Notwithstanding the foregoing, in the event that WDC in good faith gives Komag written notice disputing the validity or amount of an invoice, then WDC may pay the amount in dispute to Komag under protest and such amount shall not be considered Overdue or subject to Komag's rights and remedies in this Section 6.6, and the dispute shall be subject to the dispute resolution procedures in Section 12.4.

     6.7 RIGHT OF OFFSET. WDC may immediately set off and recoup any amounts WDC (including its subsidiaries or Affiliates) owes Komag (including its subsidiaries and Affiliates), regardless of when payment is due, against any debt, credit or other obligation or liability payable by Komag to WDC, including the [***] Balance (regardless of whether such debt, credit, obligation or liability arose out of or relates to this VPA) (the "OFFSET"), and such Offset will be effective even if a receiver, custodian, trustee, examiner, liquidator or similar official has been appointed for Komag or any substantial portion of its assets, upon the occurrence of the following events:

               6.7.1.1 ten (10) business days after Komag's receipt of written notice from WDC of Komag's Material Default, unless such failure or performance is corrected within such ten-

                                        ----------------------------------------
                                        PORTIONS DENOTED WITH [***] HAVE BEEN
                                        OMITTED AND FILED SEPARATELY WITH THE
                                        SECURITIES AND EXCHANGE COMMISSION
                                        PURSUANT TO A REQUEST FOR CONFIDENTIAL
                                        TREATMENT.
                                        ----------------------------------------

                    day period; or

               6.7.1.2 the occurrence of any insolvency event describe in
                    Section 9.3; or

               6.7.1.3 assignment or attempted assignment in violation of
                    Section 12.4 ; or

               6.7.1.4 any termination of this VPA by Komag under Section 9.2, in which case the Offset shall occur fifteen (15) Days after such termination.

     After the Offset, in the event the [***] remains positive, Komag shall make a cash payment of the remaining [***] to WDC in a reasonable period of time not to exceed [***] Days. The rights described in this Section 6.7 are in addition to any other rights and remedies available under this VPA or applicable law.

                 7 ARTICLE 7: SHIPMENT AND DELIVERY OF PRODUCTS

     7.1 SHIPMENT OF PRODUCT. Delivery from JIT Hubs will be made DDU (i.e., the ICC standard shipping term for delivery duty unpaid), and liability for loss or damage to Products will pass to WDC upon Komag's delivery of the Products to WDC. Delivery from Komag factory will be made EXW-Komag factory (i.e., the ICC standard shipping term for Ex Works), unless the delivery is late in which case the delivery will be made DDU. As between the parties, Komag will bear the cost for insurance relating to delivery of the Products. For deliveries within Malaysia or Thailand, Western Digital Malaysia SDN. BHD, or Western Digital (Thailand), respectively, will be the "importer of record" for GST purposes. Komag may deliver the Products in installments subject to Section 5.2. Unless otherwise agreed, all Products will be packaged and packed in accordance with Komag's normal practices. All Product packages shall be labeled in accordance with applicable customs regulations. Komag may ship, determine freight forwarder, and provide delivery support by the method it deems most advantageous. WDC shall ensure that the freight forwarder selected by Komag may use WDC's "Manufacturer's Export Status" for shipments on behalf of WDC to Thailand, so long as the parties mutually agree. Transportation charges are included in the Unit Price. Komag shall deliver, upon request from WDC, appropriate import certificates for duties paid on Media purchased from Komag, imported by Komag into the United States and delivered to WDC in the United States.

     7.2 LATE DELIVERY. Komag shall notify WDC immediately if for any reason Komag fails to comply or anticipates that it may fail to comply with the timing terms of a Pull Request (i.e., failure to meet a Delivery Date). In the event of a late delivery, without limiting the rights and remedies available to WDC under this VPA, the parties will cooperate in good faith to minimize the disruption caused to WDC by such late delivery.

     7.3 EXPORT REGULATIONS. WDC and Komag shall comply with all export control laws and regulations applicable to the export or re-export of Products or any related technology. The party undertaking such export or re-export shall be responsible

                                        ----------------------------------------
                                        PORTIONS DENOTED WITH [***] HAVE BEEN
                                        OMITTED AND FILED SEPARATELY WITH THE
                                        SECURITIES AND EXCHANGE COMMISSION
                                        PURSUANT TO A REQUEST FOR CONFIDENTIAL
                                        TREATMENT.
                                        ----------------------------------------

for obtaining any required documents, authorizations and approvals prior to any such export or re-export.

         8 ARTICLE 8: WARRANTIES AND INTELLECTUAL PROPERTY INFRINGEMENT

     8.1 WDC GENERAL WARRANTIES. WDC has the corporate power and authority to own its properties and to carry on its business as now being conducted and as contemplated to be conducted. WDC is duly qualified to do business and in good standing as a foreign corporation under the laws of each jurisdiction in which the failure to be so qualified would have a material adverse effect on WDC.

     8.2 KOMAG WARRANTIES. For a period of one year from the date of Komag's invoice for each Unit of Product (the "Warranty Period"), Komag represents and warrants that each Unit of Product is (i) free from defects in materials or workmanship and (ii) conforms to the Specifications. Komag will, at its option, replace, or furnish credit for any Product purchased by WDC from Komag which, as determined by the parties, fails to meet the foregoing warranties. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY INCLUDING THE WARRANTY OF MERCHANTABILITY AND THE WARRANTY OF FITNESS OR OF SUITABILITY FOR A PARTICULAR PURPOSE, AND OF ALL OTHER OBLIGATIONS OR LIABILITIES ON KOMAG'S PART, AND IT NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME FOR KOMAG ANY OTHER LIABILITIES IN CONNECTION WITH THE SALE OF THE PRODUCTS. This provision states WDC's exclusive and sole remedy for breach of warranty and the entire extent of Komag's liability for defective Products, except as may otherwise be determined by the parties in accordance with Section 8.4. This provision does not extend the original warranty period of any Product which as been repaired or replaced by Komag.

     8.3 WARRANTY PROCEDURE. The parties agree to use the return material authorization process described in the Warranty Verification and Disposition flow chart set forth in EXHIBIT E to manage and dispose of the Products returned to WDC under warranty.

     8.4 EPIDEMIC FAILURE. If during the Warranty Period, (i) (x) the failure rate of a WDC HDD product rises to a level that triggers an "Excessive Defect," "Epidemic Defect," or "Excessive Failure" clause, or a similar clause, in a contract, agreement or Purchase Order between WDC and a WDC customer (collectively, "EPIDEMIC FAILURE") and and (y) the defect causing the HDD failures is attributable to a breach of Komag's warranties in Section 8.2; or
(ii) the AFR of the Product exceeds [***] percent [***]%); or (iii) a breach of Komag's warranties in Section 8.2 result in a Stop Ship Order; then Komag and WDC shall meet to develop and agree upon a mutually acceptable corrective action plan, which may include, upon mutual agreement of the parties, reasonable compensation to WDC for out-of-pocket expenses actually incurred in good faith to diagnose the defect, develop tests and remedies, promptly respond to customer inquiries and complaints, promptly return and replace such defective Product at WDC's facilities,

                                        ----------------------------------------
                                        PORTIONS DENOTED WITH [***] HAVE BEEN
                                        OMITTED AND FILED SEPARATELY WITH THE
                                        SECURITIES AND EXCHANGE COMMISSION
                                        PURSUANT TO A REQUEST FOR CONFIDENTIAL
                                        TREATMENT.
                                        ----------------------------------------

at JIT Hubs, or otherwise positioned for use or consumption by WDC, replace the HDD in which the defective Product is located, and transport to a repair or returns center the HDD in which the defective Product is located. Komag agrees to promptly notify WDC if it has reason to believe that Products are likely to present a safety risk to WDC personnel or WDC's customers or if the AFR of the Products is expected to exceed [***] percent [***]%).

     8.5 DISCLAIMER. THE WARRANTIES AND OBLIGATIONS OF THIS SECTION 8 WILL BE EXCLUSIVE AND IN LIEU OF ANY AND ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGMENT, ALL OF WHICH ARE HEREBY EXPRESSLY DISCLAIMED.

     8.6 INFRINGEMENT INDEMNITY

          8.6.1 INDEMNIFICATION BY KOMAG. Subject to Section 8.6.2, Komag shall, at its own expense, indemnify and hold WDC (including WDC's Affiliates and personnel) harmless from and against any expense, loss or liability resulting from any actual or alleged infringement of any patent, trademark, trade secret, copyright, mask work or other intellectual property right related to the Products, and Komag shall defend at its own expense, including attorney's fees, any suit brought or claim against WDC alleging any such infringement, provided that WDC gives Komag prompt notice of any such suit or claim and permits Komag, through counsel of Komag's choice, to answer the charge of infringement and defend such suit (but WDC may be represented by counsel and participate in the defense at its own expense), and WDC gives Komag all needed information, assistance and authority, at Komag's expense, reasonably necessary for Komag to defend such suit. In the event that an infringement suit results in a judgment against WDC, Komag's liability to WDC shall include without limitation all damages and costs awarded against WDC arising out of such claim, suit or proceeding.

          8.6.2 EXCLUSIONS. Komag will have no obligation to indemnify and hold WDC (including WDC's Affiliates and personnel) harmless against an intellectual property infringement claim under Section 8.6.1 to the extent that: (a) such infringement is required for compliance with WDC Specifications, (b) the Product has been modified by a party other than Komag without Komag's approval and such claim would have been avoided but for such modification, or (c) such claim arises from WDC's combination of the Product with other products or devices, unless the Product is a component that would support liability for contributory infringement under 35 USC Section 271(c).

          8.6.3 LIMITED REMEDIES. If the use of a Product is enjoined, or earlier at WDC's option if WDC reasonably believes such Product is likely to be found to infringe, Komag shall, in its sole discretion and at its own expense, either (a) procure for WDC the right to continue using, selling and/or distributing such Product; (b) replace same with a non-infringing product that meets WDC's Specifications; (c) modify the Product so that it becomes non-infringing and meets WDC's Specifications; or (d) if Komag is unable to reasonably do any of the above, refund the Price for such Product.

          8.6.4 LICENSE. Sale of any Product or any part thereof by Komag does not confer upon WDC any license under any patent rights or copyrights, other than as necessary to allow WDC to use, have used, disseminate, sell or distribute the Product as a Component of a WDC HDD.

          8.6.5 SOLE LIABILITY. THIS SECTION 8.4 IS IN LIEU OF ALL OTHER EXPRESS, IMPLIED OR STATUTORY WARRANTIES AGAINST INFRINGEMENT AND WILL BE THE SOLE AND EXCLUSIVE REMEDY FOR INTELLECTUAL PROPERTY INFRINGEMENT OF ANY KIND.

                        9 ARTICLE 9: TERM AND TERMINATION

     9.1 TERM. The term of this VPA shall be for eighteen (18) months from the date the New Capacity is producing Product at full capacity (the "INITIAL TERM"). The term of the VPA shall automatically be extended for an additional twelve (12) months beyond the Initial Term (the "SECOND TERM") unless either party gives written notice to the other party no later than six (6) months prior to the end of the Initial Term that it does not want to extend the term of the VPA for the Second Term. In the event one party gives such notice of its desire not to extend, then unless the parties mutually agree otherwise, the VPA shall automatically be extended for an additional six (6) months beyond the Initial Term and then terminate automatically at the end of the additional six-
(6)-month period.

     9.2 TERMINATION FOR CAUSE. Either party may terminate this VPA in the event of a Material Default (including the occurrence of a Force Majeure Event that causes a delay exceeding the Tolling Period) of this VPA by the other party, upon notice to such other party, which notice must describe the reason for such termination and must specify the termination date, which termination date must be no earlier than five (5) Days after the date of such notice. The parties acknowledge that neither party will have the right to terminate this Agreement due to any breach of this Agreement other than a Material Default or insolvency event under Section 9.3 or a Force Majeure Event beyond the tolling period in
Section 12.2; and in the case of such other breach, subject to Sections 10.2,
11.6 and 6.5.4, the non-breaching party's only remedy under this Agreement will be an action for damages.

     9.3 TERMINATION FOR INSOLVENCY. This VPA may be terminated by either party by notice to the other party upon (i) the commencement by the other party of a voluntary or involuntary proceeding under any federal, state, provincial or foreign bankruptcy law or similar law which is not dismissed within ninety (90) Days; (ii) the appointment for the other party of a receiver, trustee or similar official or a general assignment for the benefit of such party's creditors;
(iii) the winding up or liquidation of the other party; or (iv) a party becomes unable to pay its debts either because it is subject to a Suspension of Payments order, bankruptcy, or other insolvency proceeding. In the case of (i) to (iv) above, termination may also be effected by serving notice on the liquidator, administrator, or receiver, as the case may be.

     9.4 RIGHTS UPON TERMINATION.

          9.4.1 Disentanglement. Upon termination by either party for any reason under this Agreement, Komag shall complete delivery and WDC shall accept delivery on all open Purchase Orders and WDC shall pay for all Products properly delivered and invoiced in accordance with Article 6, and Komag and WDC shall cooperate to ensure an orderly separation (collectively, a "Disentanglement").

          9.4.2 Termination by Komag or WDC. In the event that either Komag or WDC terminates this VPA pursuant to either Section 9.2 or Section 9.3, such termination is without prejudice to the terminating party's rights to recover for damages with respect to the breach that gave rise to the right to terminate.

     9.5 SURVIVAL. The following provisions will survive the termination or expiration of this VPA: Articles 1, 2, 6, 8, 9.4, 10, 11, and 12, as well as any obligations arising before the effective date of termination or expiration.

                     10 ARTICLE 10: LIMITATION OF LIABILITY

     10.1 LIMITATION OF LIABILITY. EXCEPT FOR ARTICLE 11 (CONFIDENTIALITY), NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR ARTICLE 11 (CONFIDENTIALITY) AND SECTION 8.6 (INDEMNITY) AND A PARTY'S OBLIGATION TO MAKE PAYMENTS TO THE OTHER HEREUNDER, IN NO EVENT WILL EITHER PARTY'S LIABILITY UNDER THIS AGREEMENT EXCEED THE AMOUNTS ACTUALLY PAID OR PAYABLE (OR RECEIVED OR RECEIVABLE) UNDER THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, INCLUDING ARTICLE 8 AND SECTIONS 10.2, IN NO EVENT SHALL EITHER PARTY BE OBLIGATED OR REQUIRED TO PROVIDE ANY REMEDY OR ENGAGE IN ANY CONDUCT WHERE THE COSTS AND EXPENSES THAT WOULD BE INCURRED BY SUCH PARTY WOULD EXCEED THE FOREGOING LIMITATION ON DAMAGES.

     10.2 PERFORMANCE. Notwithstanding the foregoing, in light of the fact each of the parties entered into this VPA in reliance on the full and faithful performance by the other party of its obligations (including but not limited to purchase and sale obligations) hereunder, the parties agree that damages would be an inadequate compensation for the breach by the parties of such obligations and accordingly, upon any such breach, in addition to monetary damages, a party shall be entitled to obtain an order for specific performance of such obligations at any court having jurisdiction over the other party.

     10.3 EACH WDC SUBSIDIARY THAT ISSUES PURCHASE ORDERS TO KOMAG UNDER THIS AGREEMENT IS A THIRD PARTY BENEFICIARY OF THE RIGHTS AND REMEDIES AFFORDED WDC AS CONTAINED IN THIS AGREEMENT.

                         11 ARTICLE 11: CONFIDENTIALITY

     11.1 "CONFIDENTIAL INFORMATION" means any information disclosed by one party (the "DISCLOSING PARTY") to the other (the "RECEIVING PARTY") in relation to this VPA, which, if in written, graphic, machine-readable or other tangible form is marked as "Confidential" or "Proprietary," or which under the circumstances surrounding disclosure or by the nature of the information, ought to be treated as confidential by the Receiving Party. Confidential Information includes, but is not limited to, product/service specifications or drawings, prototypes, product pricing, product roadmaps, volume projections, marketing plans, and financial data.

     11.2 EXCLUSIONS. Notwithstanding Section 11.1, Confidential Information will exclude information that the Receiving Party can demonstrate:

          11.2.1 was independently developed by the Receiving Party without any use of the Disclosing Party's Confidential Information or by the Receiving Party's employees or other agents (or independent contractors hired by the Receiving Party) who have not been exposed to the Disclosing Party's Confidential Information;

          11.2.2 becomes known to the Receiving Party, without restriction, from a source other than the Disclosing Party without breach of this VPA and that had a right to disclose it;

          11.2.3 was in the public domain at the time it was disclosed or becomes in the public domain through no act or omission of the Receiving Party; or

          11.2.4 was rightfully known to the Receiving Party, without restriction, at the time of disclosure.

     11.3 COMPELLED DISCLOSURE. If a Receiving Party believes that it will be compelled by a court or other authority to disclose Confidential Information of the Disclosing Party, it shall give the Disclosing Party prompt written notice so that the Disclosing Party may take steps to oppose such disclosure, and the Receiving Party shall assist in opposing such disclosure at the Disclosing Party's expense. The parties agree that they shall work together to seek confidential treatment for certain confidential portions of this Agreement if required to be filed with the Securities and Exchange Commission.

     11.4 CONFIDENTIALITY OBLIGATION. During the term of this VPA and for a period of five years thereafter, the Receiving Party shall keep such Confidential Information in strict confidence and shall not disclose such Confidential Information to any third party without prior written consent of the Disclosing Party.

     11.5 CONFIDENTIALITY OF AGREEMENT. Each party agrees that the terms and conditions, but not the existence, of this VPA will be treated as the other's Confidential Information and that no reference to the terms and conditions of this VPA or to activities pertaining thereto can be made in any form of public or commercial advertising without the prior written consent of the other party; provided, however, that each party may disclose the terms and conditions of this VPA: (i) subject to the provisions of
Section 11.3 as required by any court or other governmental body; (ii) as otherwise required by law (including, without limitation, any rule, regulation or policy statement of any national securities exchange, market or automated quotation system on which any of the Receiving Party's securities are listed or quoted); (iii) to legal counsel of the parties; (iv) in connection with the requirements of a public offering, secondary offering, debt offering, or securities filing of the parties, or otherwise as obligated by law; (v) in confidence, to accountants, banks, and financing sources and their advisors; or
(vi) in confidence, in connection with the enforcement of this VPA or rights under this VPA.

     11.6 REMEDIES. Unauthorized use by a party of the other party's Confidential Information will diminish the value of such information. Therefore, if a party breaches any of its obligations with respect to confidentiality or use of Confidential Information hereunder, the other party will be entitled to seek equitable relief to protect its interest therein, including injunctive relief, as well as money damages.

     11.7 NON-DISCLOSURE AGREEMENTS. Each party shall obtain the execution of proprietary nondisclosure agreements with its Affiliates, including but not limited to the party's and/or Affiliates' respective agents and consultants having access to Confidential Information of the other party, shall diligently enforce such agreements with respect to the Confidential Information, and shall exercise due care to control the actions of such Affiliates, employees, agents and consultants in this respect so long as they have a working relationship with the party obligated hereunder to obtain such nondisclosure agreements.

                             12 ARTICLE 12: GENERAL

     12.1 GOVERNING LAW AND JURISDICTION. This VPA will be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of California applicable to agreements executed, delivered and performed within such State, without regard to the principles of conflicts of laws thereof. Each of the parties hereby consents to the jurisdiction of any state or federal court located within the county of Santa Clara in the State of California (except for resolution of pricing disputes as described in Section 6.2), and each of the parties hereby: (i) waives any objection to venue of any action instituted under this VPA, and (ii) consents to the granting of such legal or equitable relief as is deemed appropriate by any aforementioned court.

     12.2 FORCE MAJEURE. Neither party shall be liable for its failure to perform any of its obligations hereunder due to a Force Majeure Event (it being understood that a failure to make any payments hereunder are not subject to this exception), provided that the party suffering such delay immediately notifies the other party of the delay and provided further that the period of delay shall not exceed ninety (90) days (the "TOLLING PERIOD"). In the event that the delay exceeds the Tolling Period, the non-breaching party may terminate this VPA pursuant to Section 9.2.

     12.3 TRADEMARKS. Nothing in this VPA gives either party a right to use the other party's name, trademark(s), or trade name(s), directly or indirectly, without the other party's prior written consent, except as may be required by applicable law or court order. In such a case, the party required to disclose such information shall provide prompt notice of such requirement in order that the other party may seek appropriate protective orders.

     12.4 DISPUTE RESOLUTION. The parties agree that any material dispute between the parties relating to this VPA (other than pricing disputes governed by Section 6.2) shall be handled as follows:

          12.4.1 First, the parties will submit the dispute to a panel of two senior executives (Vice-President or more senior) of each party. Either party may initiate this proceeding by notifying the other party in writing pursuant to the notice provisions of Section
               12.11. Within five (5) Days from the date of receipt of the notice, the parties' executives shall confer (via telephone or in person) in an effort to resolve such dispute (the "FIRST EXECUTIVE CONFERENCE"). The decision of the executives shall be final and binding on the parties. In the event that the executives are unable to resolve such dispute within twenty (20) Days after the First Executive Conference, then the parties shall follow the procedures set forth in Sections 12.4.2 and 12.4.3 below. Each party's executives shall be identified by notice to the other party and may be changed at any time thereafter also by notice to the other party.

          12.4.2 In the event that the First Executive Conference does not resolve the dispute, the parties shall submit the dispute to JAMS, or any other mutually selected mediator (the "MEDIATOR") for non-binding mediation. The parties will cooperate with the Mediator and with one another in selecting the Mediator (in the case of JAMS, in selecting an individual to mediate from JAM's panel of neutrals), and in promptly scheduling the mediation proceedings. The parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the Mediator, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. If the dispute is not resolved within thirty
               (30) Days from the date of the submission of the dispute to mediation (or such later date as the parties may mutually agree in writing), the dispute shall be submitted to arbitration in accordance with Section 12.4.3 below. The mediation may continue, if the parties so agree, after the appointment of the arbitrators. Unless otherwise agreed by the parties, the Mediator shall be disqualified from serving as arbitrator in the case. The pendency of a mediation shall not preclude a party from seeking provisional remedies in aid of the arbitration from a court of appropriate jurisdiction, and the parties agree not to defend against any application for provisional relief on the ground that a mediation is pending.

          12.4.3 In the event the parties do not settle the dispute through mediation, the parties will submit the matter(s) to binding arbitration in San Francisco, California, in accordance with the Commercial Arbitration Rules of the AAA. Each party shall appoint one arbitrator, and the two arbitrators thus appointed will appoint a third arbitrator. The parties shall instruct the arbitrators to make a determination within thirty (30) Days after submission of the dispute to arbitration. Each party shall bear its own arbitration costs and expenses; provided, however, that the arbitrators may modify the allocation of fees, costs and expenses in the award in those cases where fairness dictates other than each party bearing its own fees, costs and expenses. The award shall be final and binding on the parties, and judgment on the award may be entered in and enforced by any court of competent jurisdiction.

     12.5 ASSIGNMENT. Except as set forth in this Section 12.5, neither this Agreement, nor any of the rights or obligations hereunder, may be assigned, transferred, subcontracted or delegated by a party hereto to any third party (other than a parent or subsidiary under common control with the assigning party), including without limitation, by operation of law or pursuant to a Change of Control (as defined below). Notwithstanding the foregoing, (a) Komag may assign this Agreement, and the rights and obligations hereunder, without the prior consent of WDC, in connection with a Change of Control and (b) WDC may assign this Agreement, and the rights and obligations hereunder, without the prior consent of Komag, to a third party in connection with a Change of Control; so long as WDC assigns all obligations under this Agreement to any party that succeeds to all or substantially all of WDC's disk drive production business. For purposes of this Section 12.5, "CHANGE OF CONTROL" shall mean (i) any sale, lease, exchange or other transfer (in one transaction or series of transactions) of all, or substantially all, of the assets of such party, (ii) any consolidation or merger or other combination of a party in which such party is not the continuing or surviving corporation or pursuant to which shares of such party's common stock would be converted into cash, securities or other property (other than a merger of such party in which the holders of such party's common stock immediately prior to the merger hold at least a majority of the outstanding securities of the combined entity), or (iii) any transaction (or series of related transactions) pursuant to which any person (as defined in
Section 13 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of 35% or more of such party's outstanding common stock. Any purported assignment of this VPA or the rights or obligations of a party under this VPA in violation of this Section
12.5 shall be null, void and of no further force or effect and shall constitute a Material Default. Notwithstanding the foregoing, in the event of a Change of Control of Komag with respect to a Prohibited Assignee, WDC shall have the right to terminate this Agreement upon notice to Komag, which notice shall be effective, at WDC's option, either immediately upon closing of the transaction that results in such Change of Control, or such other later date as set forth in the notice. In the event WDC decides to continue under the terms of this Agreement for any period of time following the effective date of a Change of Control, Komag agrees that it shall (i) allow representatives of WDC reasonable access to Komag's manufacturing facility as WDC reasonably believes necessary in order for WDC to monitor and protect its interests under this Agreement and (ii) provide WDC with adequate assurances that WDC's intellectual property, product roadmaps, Specifications and other Confidential Information is screened from and will not be disclosed to employees that were employees of the Prohibited Assignee prior to the Change of Control. Notwithstanding the foregoing, in the event WDC reasonably believes that at any point following the Change in Control to a Prohibited Assignee that the Prohibited Assignee fails to demonstrate the commitment and capacity to continue Komag's management, technology, operations, and financing, and meet Komag's commitments to WDC under the Agreement, then WDC may terminate this VPA effective immediately and neither such termination nor such failure to demonstrate such commitment or capacity will constitute a Material Default by either party. In addition, Komag represents that it is not currently contemplating or in negotiations with any party regarding a Change of Control. "PROHIBITED ASSIGNEE" shall mean any third party who (x) engages as a substantial part of its business in the manufacture of HDDs; or (y) engages as a substantial part of its business in the manufacture of computer or software systems and who manufactures HDDs.

     12.6 SEVERABILITY. If any of the provisions of this VPA are held by a court or other tribunal of competent jurisdiction to be unenforceable, the remaining portions of this VPA will remain in full force and effect.

     12.7 FAILURE TO ENFORCE. The failure of either party to enforce at any time or for any period of time the provisions of this VPA will not be construed to be a waiver of such provisions or of the right of such party to enforce each and every provision of this VPA in the future.

     12.8 AGENCY. This VPA does not create a principal to agent, employer to employee, partnership, joint venture, or any other relationship except that of independent contractors between Komag and WDC.

     12.9 REQUEST IN WRITING. All requests such as Pull Requests, acceptances/rejections, notices, must be made or confirmed in writing. Such writings must take the form of electronic mail (receipt confirmed), facsimile (receipt-confirmed) and/or posted letter (return-receipt).

     12.10 COUNTERPARTS. This VPA may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will be considered one and the same instrument. A photocopy of a signature or a facsimile of a signature shall be as valid as an original.

     12.11 NOTICES. Except as otherwise provided herein, all notices hereunder will be deemed given if (a) in writing and delivered personally; or (b) sent by facsimile transmission that is confirmed by return facsimile or e-mail; to the parties at the following addresses (or at such other addresses as will be specified by like notice):

     (i)  if to WDC, to:

          Western Digital Technologies, Inc.
          20511 Lake Forest Drive, Lake Forest, CA 92630
          Attention: General Counsel
          Fax No.: (949) 672-5444

     (ii) if to Komag to:

          Komag USA (Malaysia) Sdn.Bayan Lepas Free Trade Zone
          Phase III
          11900 Penang
          Malaysia
          FX: 011-604-643-9881 Attention: Kheng Huat Oung, Vice President, GM, Media Operations

          With a copy to:

          Komag, Incorporated
          1710 Automation Parkway
          San Jose, California 95131
          Attention: Chief Financial Officer
          Fax No.: (408) 944-9234

          and

          Wilson Sonsini Goodrich & Rosati, P.C.
          650 Page Mill Road
          Palo Alto, California 94304
          Attention: Page Mailliard, Esq.
                     Selwyn Goldberg, Esq.
          Fax No.: (650) 493-6811

Any notice given by mail will be effective when received. Any notice given by electronic mail or facsimile transmission will be effective when the appropriate electronic mail or facsimile transmission acknowledgment is received.

     12.12 AMENDMENTS. This VPA may only be amended in writing signed by authorized representatives of each of the parties. To be effective, such amendments must specifically reference this VPA.

     12.13 COMPLETE AGREEMENT. This VPA, Exhibits, and specific Purchase Orders and Pull Requests set forth the complete agreement between the parties regarding their subject matter and replace all prior or contemporaneous communications, understandings or agreements, written or oral, about this subject.

     12.14 PERFORMANCE DURING PENDENCY OF DISPUTES. If a dispute arises between the parties, regardless of whether such dispute requires the use of the procedures described in Section 6.2 or Section 12.4, subject to the terms and conditions of this Agreement, (a) in no event nor for any reason shall Komag interrupt the provision of Products to WDC, delay manufacture or delivery of Products or perform any other action that prevents, slows down, or reduces in any way the provision of Products or WDC's ability to conduct its business; and
(b) each party shall continue to perform its obligations under this Agreement, unless: (x) authority to do so has been granted by the other party or conferred by a court of competent jurisdiction; or (y) this Agreement has been terminated pursuant to Section 9.2 or Section 9.3 and a Disentanglement has occurred.

     12.15 TERMINATION OF ORIGINAL VPA. Pursuant to Section 9.1 of the Original VPA, by consent of the parties, the Original VPA is hereby terminated and replaced in its entirety by the terms and conditions of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Volume Purchase Agreement to be signed and accepted by their duly authorized representatives, effective as of the Effective Date.

Western Digital Technologies, Inc.,     Komag USA (Malaysia) Sdn.
a Delaware corporation.                 a Malaysian corporation


By: /s/ Marty Finkbeiner                By: /s/ Kheng Huat Oung
    ---------------------------------       ------------------------------------
Name: Marty Finkbeiner                  Name: Kheng Huat Oung
Title: Senior Vice President,           Title: Managing Director
       Materials


Komag Incorporated
a Delaware corporation


By: /s/ Ray L. Martin
    ---------------------------------
Name: Ray L. Martin
Title: Executive Vice President,
       Customer Sales & Service

                                    EXHIBIT A
                               WDC FISCAL QUARTERS

Month                   Start Date   End Date    Weeks
---------------------   ----------   --------    -----
FISCAL QUARTER 1 2006

July 2005               07/02/2005   07/29/05      4
August 2005             07/30/05     08/26/05      4
September 2005          08/27/05     09/30/05      5

FISCAL QUARTER 2 2006

October 2005            10/01/05     10/28/05      4
November 2005           10/29/05     11/25/05      4
December 2005           11/26/05     12/30/05      5

FISCAL QUARTER 3 2006

January 2006            12/31/05     01/27/06      4
February 2006           01/28/06     02/24/06      4
March 2006              02/25/06     03/31/06      5

FISCAL QUARTER 4 2006

April 2006              04/01/06     04/28/06      4
May 2006                04/29/06     05/26/06      4
June 2006               05/27/06     06/30/06      5

FISCAL QUARTER 1 2007

July 2006               7/1/06       7/28/06       4
August 2006             7/29/06      8/25/06       4
September 2006          8/26/06      9/29/06       5

FISCAL QUARTER 2 2007

October 2006            9/30/06      10/27/06      4
November 2006           10/28/06     11/24/06      4
December 2006           11/25/06     12/29/06      5

FISCAL QUARTER 3 2007

January 2007            12/30/06     01/26/07      4
February 2007           01/27/07     02/26/07      4
March 2007              02/24/07     03/30/07      5

FISCAL QUARTER 4 2007

April 2008              3/31/2007    4/27/2007     4
May 2008                4/28/2007    5/25/2007     4
June 2008               5/26/2007    6/29/2007     5

                                        ----------------------------------------
                                        PORTIONS DENOTED WITH [***] HAVE BEEN
                                        OMITTED AND FILED SEPARATELY WITH THE
                                        SECURITIES AND EXCHANGE COMMISSION
                                        PURSUANT TO A REQUEST FOR CONFIDENTIAL
                                        TREATMENT.
                                        ----------------------------------------

                                    EXHIBIT B

                                     PRICES

[***]

                                        ----------------------------------------
                                        PORTIONS DENOTED WITH [***] HAVE BEEN
                                        OMITTED AND FILED SEPARATELY WITH THE
                                        SECURITIES AND EXCHANGE COMMISSION
                                        PURSUANT TO A REQUEST FOR CONFIDENTIAL
                                        TREATMENT.
                                        ----------------------------------------

ADDITIONAL PAYMENT TERMS

     WDC shall make [***]payments to Komag Inc. of[***] to be applied against [***] purchases of Product in accordance with this Exhibit as set forth below. [***]Payment [***] shall be made by WDC on [***] and [***] in accordance with [***] EXHIBIT D. [***]. The parties acknowledge that the [***] has already been paid and received. [***]Payment [***] shall be repaid by Komag, Inc. to WDC solely in accordance with [***] Section 6.7 and 4.3.3 of the VPA.

     The parties agree that it is their mutual intent that [***]Payment [***] be used by the Komag Group solely for manufacturing and operations in connection with the [***], and not for the Komag Group's general working capital purposes.

     Starting no earlier than the first date that first production comes off the [***], and no later than [***], Komag Inc. shall make payments monthly to WDC equal to [***] for each Unit invoiced during the fiscal month, within 7 days after the fiscal month-end (regardless of whether such Unit was a result of [***] or previously existing capacity) (the "PER UNIT OFFSET") [***], then the remainder of the [***] shall become due and payable to WDC at the end of the Initial Term, and Komag Inc. shall make such payment in a reasonable period of time not to exceed 15 Days.

                                        ----------------------------------------
                                        PORTIONS DENOTED WITH [***] HAVE BEEN
                                        OMITTED AND FILED SEPARATELY WITH THE
                                        SECURITIES AND EXCHANGE COMMISSION
                                        PURSUANT TO A REQUEST FOR CONFIDENTIAL
                                        TREATMENT.
                                        ----------------------------------------

                                    EXHIBIT C

                           STOP SHIP ORDER PROCEDURES

                                      [***]

                                        ----------------------------------------
                                        PORTIONS DENOTED WITH [***] HAVE BEEN
                                        OMITTED AND FILED SEPARATELY WITH THE
                                        SECURITIES AND EXCHANGE COMMISSION
                                        PURSUANT TO A REQUEST FOR CONFIDENTIAL
                                        TREATMENT.
                                        ----------------------------------------

                                    EXHIBIT D

                               PROGRESS MILESTONES

[***]

                                        ----------------------------------------
                                        PORTIONS DENOTED WITH [***] HAVE BEEN
                                        OMITTED AND FILED SEPARATELY WITH THE
                                        SECURITIES AND EXCHANGE COMMISSION
                                        PURSUANT TO A REQUEST FOR CONFIDENTIAL
                                        TREATMENT.
                                        ----------------------------------------

                                    EXHIBIT E

                WARRANTY VERIFICATION AND DISPOSITION FLOW CHART

                                      [***]

                                        ----------------------------------------
                                        PORTIONS DENOTED WITH [***] HAVE BEEN
                                        OMITTED AND FILED SEPARATELY WITH THE
                                        SECURITIES AND EXCHANGE COMMISSION
                                        PURSUANT TO A REQUEST FOR CONFIDENTIAL
                                        TREATMENT.
                                        ----------------------------------------

                                    EXHIBIT F

                                     VOLUMES

                   QUARTER                     VOLUME REQUIREMENT
                   -------                     ------------------
[***]Fiscal Quarter [***] (i.e., the quarter   [***]Units
ending [***])

WDC [***]Fiscal Quarter [***] (i.e., the       [***]Units
quarter ending [***])

Each WDC Fiscal Quarter following the          [***]Units
[***] Fiscal Quarter [***] (i.e., each
quarter after the quarter ending [***])
for the term of this VPA.


                                       F-1